Exhibit 4.1

EXECUTION VERSION

THIRD AMENDMENT dated as of September 15, 2016 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 3, 2014 (as amended by the First Amendment dated as of August 28, 2015 and the Second Amendment dated as of September 2, 2015 and as further amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), among PENTAIR FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with its registered office at 26, boulevard Royal L-2449 Luxembourg and registered with the Luxembourg trade and companies register under number B 166.305 (the “Company”), PENTAIR PLC, an Irish public limited company (the “Parent”), PENTAIR INVESTMENTS SWITZERLAND GmbH, a Swiss Gesellschaft mit beschränkter Haftung (the “Swiss Parent”), the LENDERS from time to time party thereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

The Company has requested that the Lenders agree, and the Lenders whose signatures appear below have agreed, to amend the Credit Agreement on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions. Each capitalized definitional term used but not otherwise defined herein has the meaning assigned to it in the Credit Agreement as amended hereby.

SECTION 2.    Amendment. The Credit Agreement is hereby amended, effective as of the Effective Date (as defined in Section 4 below), as follows:

(a)    The following definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Third Amendment Effective Date” means September 15, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)    The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is amended by deleting “or” immediately prior to clause (d)(iii) thereof and adding “or (iv) become the subject of a Bail-in Action;” immediately following clause (d)(iii).

(c)    Clause (c) of the definition of “EBITDA” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

(c) any earnings from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, such earnings shall be excluded in the calculation of EBITDA (i) only when and to the extent such operations are actually disposed of and (ii) if the sales revenue generated by the applicable entity or business unit in the twelve (12) months prior to such disposition was US$25,000,000 or more);

(d)    The definition of “Federal Funds Rate” in Section 1.1 of the Credit Agreement is amended by deleting the text “arranged by Federal funds brokers on such day” therein.

(e)    Section 3.1 is amended by adding a new Section 3.1.9 to read as follows:

3.1.9    Withholding Taxes. For purposes of determining withholding Taxes imposed under FATCA, from and after the Third Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans under this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)    Article V of the Credit Agreement is amended by adding a new Section 5.15 to read as follows:

5.15    No EEA Financial Institution. Neither the Parent nor any Subsidiary is an EEA Financial Institution.

(g)    Section 6.2 of the Credit Agreement is amended in its entirety to read as follows:

6.2    Maximum Leverage Ratio. The Parent shall not permit the Leverage Ratio on the last day of any period of four consecutive fiscal quarters of

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the Parent to exceed (a) 4.50 to 1.00 as of the last day of the period of four consecutive fiscal quarters of the Parent ending on September 30, 2016; (b) 4.50 to 1.00 as of the last day of the period of four consecutive fiscal quarters of the Parent ending on December 31, 2016; (c) 4.25 to 1.00 as of the last day of the period of four consecutive fiscal quarters of the Parent ending on March 31, 2017; (d) 4.00 to 1.00 as of the last day of the period of four consecutive fiscal quarters of the Parent ending on June 30, 2017; and (e) 3.50 to 1.00 as of the last day of any period of four consecutive fiscal quarters of the Parent ending thereafter.

(h)    Section 9.6.2(c) of the Credit Agreement is amended in its entirety to read as follows:

(c)    any assignment of a Commitment must be approved by the Administrative Agent, the Issuing Banks, the Swing Line Lenders, each applicable Fronting Lender and so long as no Event of Default exists at such time, the Company (which approvals shall not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender, an Affiliate of the assigning Lender or an Approved Fund with respect to the assigning Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) (it being understood that the assignor shall nevertheless give notice to the Company of any such assignment to a Lender, an Affiliate of the assigning Lender (and, if such Affiliate is an EEA Financial Institution, notice of such fact) or an Approved Fund with respect to the assigning Lender); provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(i)    Clause (vi) in Section 9.13 of the Credit Agreement (that is, “(vi) any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto,”) is amended in its entirety to read as follows:

(vi) any Lender becomes the subject of, or is threatened by an EEA Resolution Authority with the exercise of, a Bail-In Action, or any other circumstance exists under this Agreement that gives the Company the right to replace a Lender as a party hereto,

(j)    The penultimate paragraph in Section 9.13 of the Credit Agreement is amended in its entirety to read as follows:

Notwithstanding any provision of this Agreement to the contrary, the failure of a Defaulting Lender, Non-Consenting Lender or Lender that has become the subject of, or has been threatened by an EEA Resolution Authority with the exercise of, a Bail-In Action, in each case, to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s interests, rights and obligations under this Agreement and the related Loan Documents pursuant to this Section 9.13, and such assignment shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

(k)    Article IX of the Credit Agreement is amended by adding a new Section 9.22 to read as follows:

9.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other

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agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 3.    Representations and Warranties. The Company and the Guarantors, as applicable, hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)    (i) the execution, delivery and performance of this Amendment, and of the Credit Agreement as amended hereby, by the Company and the Guarantors have been duly authorized by all required corporate and stockholder action, (ii) this Amendment has been duly executed and delivered by the Company and the Guarantors and (iii) the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)     on and as of the Effective Date, no Default or Event of Default has occurred and is continuing; and

(c)     on and as of the Effective Date and after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Credit Agreement are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 4.    Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:

(a)     The Administrative Agent shall have received counterparts hereof duly executed and delivered by the Company, each Guarantor, the Lenders constituting at least the Required Lenders and the Administrative Agent shall have acknowledged this Amendment.

(b)     The Administrative Agent shall have received reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under Section 7, to the extent invoiced to the Company at least two Business Days prior to the Effective Date.

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The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 5.    Applicable Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.    Expenses. The Company agrees to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Moore & Van Allen, PLLC.

SECTION 8.    No Other Amendments; Confirmation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute an amendment of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Loan Parties to a consent to, or an amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement, and the representations and warranties set forth herein shall be deemed for all purposes to be representations and warranties in the Credit Agreement. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein and shall constitute a Loan Document.

SECTION 9.    Reaffirmation. By executing this Amendment, each Guarantor reaffirms its Guarantee under Article X of the Credit Agreement and agrees that it will apply to the obligations of the Borrowers under the Credit Agreement as amended hereby.

SECTION 10.    Headings. The Section headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PENTAIR FINANCE S.A

by	/s/ Benjamin Peric
Name: Benjamin Peric
Title: Director

PENTAIR PLC,

by	/s/ Christopher Rush Oster
Name: Christopher Rush Oster
Title: Authorized Signatory

PENTAIR INVESTMENTS SWITZERLAND GmbH,

by	/s/ Julien Lugon-Moulin
Name: Julien Lugon-Moulin
Title: Managing Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent,

by	/s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

BANK OF AMERICA, N.A., individually and as Issuing Bank,

by	/s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, as Euro Swing Line Lender,

by	/s/ Fiona Malitsky
Name: Fiona Malitsky
Title: Vice President

JPMORGAN CHASE BANK, N.A., individually and as Issuing Bank,

by	/s/ Suzanne Ergastolo
Name: Suzanne Ergastolo
Title: Executive Director

CITIBANK, N.A., individually and as Issuing Bank,

by	/s/ Brian Reed
Name: Brian Reed
Title: Vice President

U.S BANK NATIONAL ASSOCIATION, individually and as US Swing Line Lender and Issuing Bank,

by	/s/ Edward B. Hanson
Name: Edward B. Hanson
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually and as Issuing Bank,

by	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

THIRD AMENDMENT

PENTAIR FINANCE S.A.

Name of Lender:

HSBC Bank USA, N.A.

by	/s/ Fik Durmus
Name: Fik Durmus
Title: Senior Vice President

THIRD AMENDMENT

PENTAIR FINANCE S.A.

WELLS FARGO BANK, NATIONAL ASSOCIATION

by	/s/ Mark H. Halldorson
Name: Mark H. Halldorson
Title: Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.

DEUTSCHE BANK AG NEW YORK BRANCH, as a lender

by	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

by	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

THIRD AMENDMENT

PENTAIR FINANCE S.A.

SANTANDER BANK, N.A.

by	/s/ Marcelo Castro
Name: Marcelo Castro
Title: Managing Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

by	/s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

by	/s/ Cara Younger
Name: Cara Younger
Title: Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.

Bank of Montreal, London Branch

by	/s/ Wesley M. Anderson
Name: Wesley M. Anderson
Title: Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.

BNP PARIBAS

by	/s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director

by	/s/ Eric Slear
Name: Eric Slear
Title: Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.

ING Bank N.V., Dublin Branch

by	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

by	/s/ Padraig Matthews
Name: Padraig Matthews
Title: Vice President

THIRD AMENDMENT

PENTAIR FINANCE S.A.

Australia and New Zealand Banking Group Limited

by	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.

INTESA SANPAOLO S.P.A., NEW YORK BRANCH

by	/s/ Manuela Insana
Name: Manuela Insana
Title: Vice President & Relationship Manager

by	/s/ Maddalena Revelli
Name: Maddalena Revelli
Title: Assistant Vice President

THIRD AMENDMENT

PENTAIR FINANCE S.A.

The Northern Trust Company

by	/s/ Molly Drennan
Name: Molly Drennan
Title: Senior Vice President

THIRD AMENDMENT

PENTAIR FINANCE S.A.

PNC Bank, National Association

by	/s/ Michael J. Cortese
Name: Michael J. Cortese
Title: Vice President

THIRD AMENDMENT

PENTAIR FINANCE S.A.

Sumitomo Mitsui Banking Corporation

by	/s/ James Weinstein
Name: James Weinstein
Title: Managing Director

THIRD AMENDMENT

PENTAIR FINANCE S.A.